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                                                                    EXHIBIT 4.3
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                          MINDSPRING ENTERPRISES, INC.,

                                 EARTHLINK, INC.

                                       AND

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                   as Trustee

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                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of FEBRUARY 4, 2000

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      Supplement to Indenture dated as of April 14, 1999 (as supplemented)
                         (Subordinated Debt Securities)


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                          SECOND SUPPLEMENTAL INDENTURE

                  SECOND SUPPLEMENTAL INDENTURE, dated as of February 4, 2000, by and among MINDSPRING ENTERPRISES, INC., a Delaware corporation ("MindSpring"), EARTHLINK, Inc., a Delaware corporation ("EarthLink"), and UNITED STATES TRUST COMPANY OF NEW YORK, a bank and trust company organized under the New York Banking Law (the "Trustee"), having a Corporate Trust Office at 114 West 47th Street, New York, New York, 10036, as Trustee under the Indenture (as hereinafter defined).

                                    RECITALS

                  WHEREAS, MindSpring executed and delivered to the Trustee an indenture dated as of April 14, 1999 (as supplemented, the "Indenture") pursuant to which MindSpring issued US$179,975,000 aggregate principal amount of its 5% Convertible Subordinated Notes due 2006 (the "Notes");

                  WHEREAS, Article Nine of the Indenture provides that MindSpring may, without the consent of the Holders of the Notes, enter into a supplemental indenture (the "Second Supplemental Indenture") to evidence the succession of another Person to MindSpring and the assumption by such successor of the covenants of MindSpring in connection with the Notes and the Indenture;

                  WHEREAS, MindSpring has entered into an Agreement and Plan of Reorganization, dated as of September 22, 1999 (the "Reorganization Agreement"), by and among MindSpring, EarthLink (previously named WWW Holdings, Inc.) and EarthLink Network, Inc., a Delaware corporation, pursuant to which MindSpring will be merged with and into EarthLink with the separate corporate existence of MindSpring ceasing (the "Merger");

                  WHEREAS, in accordance with Sections 801 and 1612 of the Indenture, MindSpring desires to amend the Indenture to provide for the express assumption by EarthLink of the obligations of MindSpring under the Notes and the Indenture;

                  WHEREAS, the execution and delivery of this Second Supplemental Indenture has been authorized by a resolution of the Board of Directors of MindSpring;

                  WHEREAS, EarthLink has duly authorized the execution and delivery of this Second Supplemental Indenture;

                  WHEREAS, concurrent with the execution hereof, MindSpring has delivered an Officers' Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel in accordance with Sections 102, 803 and 903 of the Indenture; and

                  WHEREAS, all conditions and requirements of the Indenture necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.


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                  NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the mutual promises and agreements herein contained, the parties hereto hereby covenant and agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   ARTICLE ONE

                           SUBSTITUTION AND ASSUMPTION

                  SECTION 1.1. CONFIRMATION OF ORIGINAL INDENTURE. Except as amended and supplemented hereby, the Indenture is hereby ratified, confirmed and reaffirmed in all respects. The Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                  SECTION 1.2. SUCCESSOR CORPORATION SUBSTITUTED. In accordance with Articles Eight and Nine of the Indenture, upon consummation of the Merger, EarthLink shall succeed to, and be substituted for, and may exercise every right and power of, MindSpring under the Indenture with the same effect as if EarthLink has been named therein as the Company.

                  SECTION 1.3. ASSUMPTION OF OBLIGATIONS. Upon the consummation of the Merger, EarthLink hereby assumes all of the obligations and covenants of MindSpring under the Indenture and the Notes with the same effect as if EarthLink had been named therein as the Company.

                  SECTION 1.4. CONVERSION. The Holder of each Note outstanding as of the date of this Second Supplemental Indenture shall have the right, during the period the Note is convertible pursuant to the terms of the Indenture and the Note, to convert the Note into the kind and amount of securities receivable upon the Merger by a holder of the number of shares of Common Stock of MindSpring into which such Note might have been converted immediately prior to the Merger. Such amount into which the Notes shall be convertible shall be subject to adjustment as provided in Article 16 of the Indenture.

                  SECTION 1.5. SUBSEQUENT CHANGES OF CONTROL. In accordance with
Section 8.5 of the First Supplemental Indenture, dated as of April 14, 1999, by and between MindSpring and the Trustee (the "First Supplemental Indenture"), EarthLink hereby agrees and acknowledges that any subsequent Change of Control of EarthLink shall be subject to the terms and conditions of Article 8 of the First Supplemental Indenture.


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                                   ARTICLE TWO

                                  MISCELLANEOUS

                  SECTION 2.1. EXECUTION AS SUPPLEMENTAL INDENTURE. This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Second Supplemental Indenture forms a part of the Indenture.

                  SECTION 2.2. DEFINED TERMS. All capitalized terms which are used herein and not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as in the Indenture.

                  SECTION 2.3. EFFECTIVE DATE. This Second Supplemental Indenture shall be effective as of the effectiveness of the Merger and upon the execution and delivery hereof by each of the parties hereto.

                  SECTION 2.4. GOVERNING LAW. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 2.5. COUNTERPARTS. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 2.6. HEADINGS. The headings contained in this Second Supplemental Indenture are for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.


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                  IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

                                MINDSPRING ENTERPRISES, INC.

                                By:
                                   --------------------------------------------
                                Name:      Charles M. Brewer
                                Title:     Chairman and Chief Executive Officer

                                UNITED STATES TRUST COMPANY
                                OF NEW YORK
                                    as Trustee

                                By:
                                   --------------------------------------------
                                Name:      Louis P. Young
                                Title:     Vice President

                                EARTHLINK, INC.

                                By:
                                   --------------------------------------------
                                Name:      Charles G. Betty
                                Title:     Chief Executive Officer


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